UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2013
INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)
0-22332 (Commission File No.)		94-3015807 (I.R.S. Employer Identification No.)

965 Atlantic Ave., Alameda, California (Address of Principal Executive Offices)		94501 (Zip Code)

(510) 865-8800 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2013, InSite Vision Incorporated (the "Company") held its 2013 annual meeting of stockholders. The matters voted on by the Company's stockholders and the voting results are as follows:

1. Election of Directors. All six nominees for director were elected.
Name	Shares For	Shares Withheld	Broker Non-Votes
Timothy McInerney	54,299,992	5,295,053	51,727,115
Brian Levy, O.D. M.Sc.	54,969,189	4,625,856	51,727,115
Robert O'Holla	51,748,603	7,846,442	51,727,115
Timothy Ruane	54,729,098	4,865,947	51,727,115
Craig Tooman	51,787,240	7,807,805	51,727,115
Anthony J. Yost	51,760,735	7,834,310	51,727,115

2. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The appointment of Burr Pilger Mayer, Inc. was ratified.

Shares For	Shares Against	Shares Abstained
110,187,763	540,520	593,877

3. Advisory resolution relating to our named executive officer compensation. The resolution on named executive officer compensation was not approved.

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
22,915,973	24,668,504	12,010,568	51,727,115

4. Adoption of an amendment to Article 4 of the Company's Restated Certificate of Incorporation to effect a contingent reverse stock split of the Company's outstanding common stock. The proposal was approved.

Shares For	Shares Against	Shares Abstained
81,444,152	29,273,796	604,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013

INSITE VISION, INC.

By:	/s/ Timothy Ruane
Name:	Timothy Ruane
Title:	Chief Executive Officer